Exhibit 10.11

MODUSLINK GLOBAL SOLUTIONS, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED DIRECTOR COMPENSATION PLAN

The Amended and Restated Director Compensation Plan (the “Plan”) of ModusLink Global Solutions, Inc., a Delaware corporation, is hereby amended by deleting all references to “CMGI, Inc.” and substituting in lieu thereof “ModusLink Global Solutions, Inc.”

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Adopted by the Board of Directors on
September 24, 2008